Exhibit 23(a)
                           -------------


                  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Russell Federal Savings Bank 1995 Stock Option and Incentive Plan of Peoples Bancorp Inc. of our report dated February 6, 1998, with respect to the consolidated financial statements of Peoples Bancorp Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                /s/ ERNST & YOUNG LLP
                                    Ernst & Young LLP


Charleston, West Virginia
September 3, 1998